Exhibit 10.1(b)

FOURTH AMENDMENT TO ENTELLUS MEDICAL, INC.

2006 STOCK INCENTIVE PLAN,

AS AMENDED AND RESTATED NOVEMBER 12, 2009,

AS AMENDED

ADOPTED BY THE BOARD OF DIRECTORS ON JANUARY 7, 2015

Section 4.1 of the Plan, as last amended as of December 22, 2014, shall be further amended and restated in its entirety to read as follows:

“4.1 Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan or by amendment, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 3,541,308 shares of Common Stock.